SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

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                     AMENDMENT TO CURRENT REPORT PURSUANT TO
               SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                  Amendment No. 1 to Current Report on Form 8-K


         Date of Report (Date of earliest event reported) April 1, 1999


                        CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

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
         VIRGINIA                          0-12954                     54-1274108
(State or other jurisdiction of          (Commission                 (I.R.S. Employer
 incorporation or organization)           File Number)              Identification Number)
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6620 WEST BROAD STREET, SUITE 240, RICHMOND, VIRGINIA                   23230
     (Address of principal executive offices)                         (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                (804) 287-5680
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EXPLANATORY NOTE: THIS FORM 8-K/A AMENDS ITEM 2 AND ITEM 7 IN THE CURRENT REPORT
ON FORM 8-K FOR CADMUS COMMUNICATIONS CORPORATION FILED ON APRIL 15, 1999 TO PROVIDE THE FINANCIAL STATEMENTS REQUIRED BY ITEM 7 AND TO PROVIDE OTHER DISCLOSURE.

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF MELHAM HOLDINGS INC.

On April 1, 1999, Cadmus Communications Corporation ("Cadmus" or the "Company") consummated the purchase of all of the outstanding stock of Melham Holdings, Inc. ("Melham"), a Delaware corporation. The purchase was pursuant to the terms of a Stock Purchase Agreement, dated April 1, 1999 (the "Agreement"), by and among Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited, and Paul F. Mack. Immediately prior to consummation of the transactions contemplated by the Agreement, Melham U.S. Inc., Purico (IOM) Limited, and Paul
F. Mack (collectively the "Sellers") owned 100% of Melham. The acquisition of Melham is being accounted for by Cadmus as a purchase.

The principal operating subsidiary of Melham is Mack Printing Company ("Mack"), a full-service printer that produces a wide variety of short to medium-run magazines and journals generally for customers in the mid-Atlantic and northeast regions of the United States. Immediately prior to consummation of the transactions contemplated by the Agreement, Melham Holdings, Inc. indirectly owned approximately 85% of Mack through Melham, Inc., a Delaware corporation. In connection with the consummation of the transactions contemplated by the Agreement, Mack repurchased approximately 15% of its then-outstanding equity securities from other securityholders and repaid certain indebtedness to such securityholders pursuant to the terms of a Stock and Note Purchase Agreement.

The purchase price of $201 million consisted of approximately $110 million in bridge financing notes issued to J.P Morgan Venture Corporation, First Union Investors, Inc. and the Sellers, approximately $66 million in cash, which was used to repay certain indebtedness of Mack, approximately 1.2 million shares of the Company's common stock and approximately $6.4 million in newly-issued subordinated notes of the Company. The Company expects to refinance the bridge financing notes in the fiscal fourth quarter.

In connection with the transactions contemplated by the Agreement, the Company elected Mr. Nathu R. Puri, a majority shareholder of Melham U.S. Inc. and Purico
(IOM) Limited, to the Board of Directors of the Company to serve until the next annual meeting of shareholders of the Company. As a result of the transactions contemplated by the Agreement, Mr. Puri, directly or indirectly through Purico
(IOM) Limited and Melham U.S. Inc., received as consideration an aggregate of approximately $11.2 million in cash, approximately 1.06 million shares of the Company's common stock, approximately $5.8 million in subordinated notes of the Company and approximately $52.9 million in bridge financing notes of the Company. In addition, following the closing of the transactions contemplated by the Agreement, the Company caused Mack to pay Mr. Puri a cash bonus of $500,000, which had been accrued prior to the closing. Pursuant to the Agreement, the Sellers, including Purico (IOM) Limited and Melham U.S. Inc., agreed that during the "Standstill Period" (as defined below) such entity or person will not (i) directly or indirectly "solicit" proxies or become a "participant" in any "election contest" (as such terms are used in Regulation 14A under the Securities Exchange Act) relating to the election of directors of the Company or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of any class of capital stock of the Company, (ii) form, join or in any way participate in a "group" (which, for purposes of the Agreement, shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act) with respect to any shares of any class of capital stock of the Company, or (iii) otherwise act in concert with others to seek to change the control of or exercise control over the policies, management or Board of Directors of the Company or to amend its Articles of Incorporation; provided, that the Sellers, including Purico (IOM) Limited and Melham U.S. Inc., shall not be prohibited from voting in accordance with the recommendation of the Board of Directors of the Company on any proposal for the merger, consolidation or sale of the Company; and provided, further that nothing in such provision of the Agreement will limit or restrict in any way the right of Mr. Puri to vote on any matter before the Board of Directors of the Company. The "Standstill Period" commenced on April 1, 1999 and will end on the earlier of : (i) April 1, 2001; or (ii) the date on which the Board of Directors of the Company agrees to recommend (or ceases to oppose) the consummation of any unsolicited tender or exchange offer for securities representing more than 50% of the "Total Voting

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Power" of the Company, or takes any action to induce or materially facilitate such a tender or exchange offer (including by redeeming any rights outstanding under any stockholder rights plan). "Total Voting Power" with respect to the Company means the voting power in the general election of directors of the Company of all outstanding securities entitled to vote generally in the election of directors of the Company. Pursuant to the Agreement, each of the Sellers, including Purico (IOM) Limited and Melham U.S. Inc., also has agreed that during the Standstill Period, such person or entity shall (a) vote all of its shares of common stock of the Company held by them in any annual or special election of directors of the Company in favor of those nominees recommended by the management of the Company, (b) vote all of such shares held by them in any vote to consider the removal from office of a director of the Company (other than Mr.
Puri) in accordance with the recommendations of the management of the Company and (c) vote all of such shares held by them in any vote of common stock of the Company or any other matter in accordance with the recommendations of the management of the Company, except with respect to a vote on any charter amendment that would eliminate or reduce the rights of the common stock of the Company. Also pursuant to the Agreement, each of the Sellers, including Purico
(IOM) Limited and Melham U.S. Inc., agreed to certain transfer restrictions on the shares of the Company's common stock and the subordinated notes of the Company. The Company granted the Sellers certain "piggyback" registration rights with respect to the common stock issued in the transactions, beginning April 1, 2000.

The purchase price was established through arms-length negotiations among the parties. The cash purchase price paid at closing was funded under a new five-year $200 million revolving credit/term loan facility provided by a group of lenders for which Wachovia Bank, N.A., acted as agent, NationsBank, N.A. acted as documentation agent and First Union National Bank acted as syndication agent.

The facilities of Mack include its headquarters in Easton, Pennsylvania with manufacturing facilities located in Easton, Ephrata, and East Stroudsburg, Pennsylvania, as well as in Baltimore, Maryland. Cadmus intends to continue to use these facilities for the same or similar purposes.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        (a)   Financial Statements of Business Acquired

              See Exhibit 99.2, Consolidated financial statements of Melham Holdings, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and Exhibit 99.3, Consolidated interim financial statements of Melham Holdings, Inc. as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 (unaudited).

        (b)   Pro Forma Financial Information

              See Exhibit 99.1, Unaudited Pro Forma Consolidated Financial Data

        (c)    Exhibits


Exhibit  2.1*  Stock   Purchase   Agreement   dated  April  1,  1999,   by  and
               among Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited, and Paul F. Mack - The schedules and exhibits to this Agreement are omitted in accordance with the instructions to Item 601 (b) (2) of Regulation S-K. A listing of such  schedules and exhibits is found in the Agreement
               and Cadmus hereby   undertakes   to  supply  the   Securities
               and Exchange Commission supplementally with a copy of any such exhibits upon request.

Exhibit 2.2 *  Stock and Note Purchase Agreement dated April 1, 1999, by and among Mack Printing Company, Mack Printing Group, Inc., Science Craftsman Incorporated, Port City Press, Inc., Melham, Inc., and G.S. Mezzanine Partners, L.P., G.S. Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P., and Bridge Street Fund 1997, L.P.

Exhibit 23.1   Consent of Ernst & Young LLP

Exhibit 99.1 Unaudited Pro Forma Consolidated Financial Data Relating to the Acquisition of Melham Holdings, Inc.

Exhibit 99.2   Consolidated financial statements of Melham Holdings, Inc.
               as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

Exhibit 99.3 Consolidated interim financial statements of Melham Holdings, Inc. as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 (unaudited).

               * Filed as an Exhibit to our Current Report on Form 8-K filed on April 15, 1999.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 13, 1999.


                                    CADMUS COMMUNICATIONS CORPORATION


                                    By:     /s/ David E. Bosher
                                            ------------------------------
                                            David E. Bosher
                                            Vice President and Treasurer

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                                  EXHIBIT INDEX
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        NUMBER                      EXHIBIT

        2.1*   Stock Purchase Agreement dated April 1, 1999, by and among
               Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited, and Paul F. Mack.

        2.2* Stock and Note Purchase Agreement dated April 1, 1999, by and among Mack Printing Company, Mack Printing Group, Inc., Science Craftsman Incorporated, Port City Press, Inc., Melham, Inc., and G.S. Mezzanine Partners, L.P., G.S. Mezzanine Partners Offshore, L.P., Stone Street Fund
               1997, L.P., and Bridge Street Fund 1997, L.P.

       23.1    Consent of Ernst & Young LLP

       99.1 Unaudited Pro Forma Consolidated Financial Data Relating to the Acquisition of Melham Holdings, Inc.

       99.2 Consolidated financial statements of Melham Holdings, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

       99.3 Consolidated interim financial statements of Melham Holdings, Inc. as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 (unaudited).

               * Filed as an Exhibit to our Current Report on Form 8-K filed on April 15, 1999.

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